UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2017

Information Services Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)           On May 15, 2017, R. James Cravens, Executive Vice President and Chief Human Resources & Communications Officer of Information Services Group, Inc. (“ISG” or the “Company), tendered his resignation, effective as of June 2, 2017, to pursue philanthropic interests in his home state of Florida.

(c)           On May 15, 2017, the Company announced that Thomas S. Kucinski, 53, currently the Global Leader — Total Rewards & HR Operations will be appointed Executive Vice President and Chief Human Resources Officer, effective June 5, 2017.  Mr. Kucinski has served in his current position since 2013.    Prior to ISG, Mr. Kucinski was Vice President, Global Total Rewards at the NASDAQ OMX Group and before that, Senior Vice President, Global Compensation and Benefits at The Nielsen Company.  Mr. Kucinski is a graduate of Rutgers University with a Master of Science degree in Human Resources and is a Magna Cum Laude graduate of the University of Scranton with a Bachelor of Science degree in Psychology.

On May 15, 2017, Mr. Kucinski entered into an employment letter with the Company (the “Employment Letter”).  Pursuant to the Employment Letter, Mr. Kucinski will receive a base salary of $300,000 and a target Annual Incentive Plan (“AIP”) bonus opportunity of $75,000.  In addition, pursuant to the Company’s Amended and Restated 2007 Equity and Incentive Award Plan, on June 1, 2017, Mr. Kucinski will be granted $100,000 of ISG Restricted Stock Units (RSUs), with the number of RSUs based on the closing price of ISG’s common stock on such date, that will vest ratably over four years pursuant to the Company’s standard Restricted Stock Unit Award Agreement (time-based), which requires Mr. Kucinski to execute the Company’s standard Restrictive Covenant Agreement.  The Restrictive Covenant Agreement requires Mr. Kucinski to not disclose confidential information of the Company at any time, and for the period during which he is employed by the Company, and the 24-month period thereafter, not to compete with the Company, not to interfere with the Company’s business and not to solicit nor hire any of the Company’s employees or customers.  Also, pursuant to the Employment Letter, Mr. Kucinski has agreed to purchase up to an additional $100,000 of ISG shares in the open market which will be matched 1:1 with a grant of RSUs, which will vest on the first anniversary of the grant date, provided his open market purchases are completed by December 31, 2017.  In addition, Mr. Kucinski entered into the Company’s standard Change in Control Agreement for officers, which has a term of two years from the effective date, but will automatically extend for successive one-year terms unless a notice of non-renewal is given at least one year before the then scheduled expiration of the term. This Change in Control Agreement provides for a lump sum severance payment as a result of a termination of employment by the Company without “Cause” or by the executive for “Good Reason” (each as defined in the Change in Control Agreement) during the two-year period following a Change in Control (as defined in the Change in Control Agreement), the material terms of which are the same as the Change in Control Agreement the Company’s Chief Financial Officer entered into in 2011 and are described on pages 41 and 42 of the Company’s Definitive Proxy Statement previously filed with the SEC on March 17, 2017 and incorporated herein by reference.

The foregoing summaries of the Employment Letter, the Restricted Stock Unit Award Agreement, the Restrictive Covenant Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit.

10.1	Employment Letter for Thomas Kucinski, dated May 15, 2017

10.2

Form of Restricted Stock Unit Award Agreement (Time-Based) (previously filed as Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on September 29, 2009 (Commission File Number: 001-33287), and incorporated herein by reference)

10.3

Form of Restricted Covenant Agreement (previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on September 29, 2009 (Commission File Number: 001-33287), and incorporated herein by reference)

10.4

Form of Change in Control Agreement for officers (previously filed as Exhibit 10.15 to the Registrant’s Form 10-K filed with the SEC on March 15, 2012 (Commission File Number: 001-33287), and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2017	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer